UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported)  JANUARY  18,  2005

                                 PIZZA INN, INC.
             (Exact name of registrant as specified in its charter)

          MISSOURI                    0-12919               47-0654575
(State or other jurisdiction   (Commission File Number)     IRS Employer
      of incorporation)                               ( Identification No.)


                 3551 PLANO PARKWAY, THE COLONY, TEXAS     75056
          (Address of principal executive offices)          (Zip Code)

Registrant's  telephone  number,  including  area  code  (469)  384-5000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  3.01     NOTICE  OF  DELISTING  FOR FAILURE TO SATISFY A CONTINUED LISTING
RULE  OR  STANDARD;               TRANSFER  OF  LISTING.

     On January 18, 2005, Pizza Inn, Inc. notified The NASDAQ Stock Market that, due to one vacancy on the audit committee that resulted from the resignation of Robert B. Page as a member of the audit committee, Pizza Inn failed to comply with the audit committee composition requirements under Marketplace Rule 4350(d)(2)(A) and that Pizza Inn would be relying on the cure period provided under Marketplace Rule 4350(d)(4). As previously disclosed, Mr. Page resigned as a member of the audit committee in connection with and effective as of his appointment as the Acting Chief Executive Officer of Pizza Inn. Pizza Inn has determined to search for a qualified director to fill the vacancy on the audit committee and to continue the search for a permanent Chief Executive Officer.

     On January 18, 2005, Pizza Inn received notice from The NASDAQ Stock Market that, consistent with Marketplace Rule 4350(d)(4), Pizza Inn will be provided a cure period until the earlier of Pizza Inn's next annual shareholders meeting or January 4, 2006 in order to regain compliance with the audit committee requirements and that Pizza Inn would be included in a list of non-compliant Nasdaq companies at www.nasdaq.com on or after January 25, 2005. The notice from The NASDAQ Stock Market is filed as Exhibit 99.1 to this report and incorporated herein by reference.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (C)     EXHIBITS.


EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------
99.1           Notice  dated  January  18, 2005 from The NASDAQ Stock Market to
----           Pizza Inn, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Pizza  Inn,  Inc.

Date:  January  24,  2005               By: /s/ Rod J. McDonald
                                          Name: Rod J. McDonald
                                          Title: General Counsel and Secretary